UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

COSI, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50052	06-1393745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Lake Cook Road
Suite 600
Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 597-8800
___________________________________

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation

On December 23, 2014, Mr. Michael O’Donnell resigned from the Board of Directors of the Company (the “Board”) effective January 1, 2015. Mr. O’Donnell’s notification to the Board did not indicate that he was resigning due to any disagreement with the Company on any matter relating to its operations, policies or practices.

(d) Election of Directors

On December 23, 2014, at the recommendation of its Nominating and Governance Committee, the Board elected Mr. David Lloyd, effective January 1, 2015, to fill the vacancy created by Mr. O’Donnell’s resignation and to serve as a director of the Company for the remainder of Mr. O’Donnell’s term, which expires at the annual meeting of the stockholders of the Company in 2015, or until his successor is duly elected and qualified.  Mr. Lloyd has also been appointed to serve as the Audit Committee Chairman.

Mr. Lloyd will participate in the Company’s standard director compensation program. Pursuant to this program, each member of the Board who is not an employee of the Company receives an annual Board retainer of $10,000, an in-person Board meeting attendance fee of $2,000 per meeting and a telephonic Board meeting attendance fee of $1,000 per meeting.  In addition, such directors receive an automatic annual grant of restricted stock with a fair market value equal to $25,000 at the time of the award.  Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

 Accordingly, on January 1, 2015, Mr. Lloyd will be granted restricted shares of common stock of the Company having a fair market value determined as of January 1, 2015 (or the closing price on the last trading day immediately preceding such date, if such date is not a trading day), equal to the pro rata portion of the automatic annual grant of $25,000 worth of restricted common stock each non-employee director receives pursuant to the Company’s Non-Employee Director Stock Incentive Plan.

In addition, Mr. Lloyd and the Company will enter into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Current Report on Form 8-K, dated December 18, 2008, and a form of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated December 18, 2008, and is incorporated herein by reference.

Mr. Lloyd is currently an independent restaurant domain expert with Highland Consumer Fund, which specializes in retail, restaurant and food services and consumer product investment opportunities in growth-focused companies with proven business models.  From 2005 through 2009, he served as President and CFO, and from 2009 through 2013, he served as President and CEO, of Bertucci’s Restaurant Corporation.  Prior to that time, Mr. Lloyd spent four years as the Chief Financial Officer of Taco Bueno Restaurants and prior to that time spent six years as the Chief Financial Officer of Taco Cabana.

ITEM 8.01	Other Events.

On December 29, 2014, the Company issued a press release announcing the resignation of Mr. Michael O’Donnell from the Company’s Board of Directors and the appointment of Mr. David Lloyd to the Company’s Board of Directors. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Cosi, Inc., dated December 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COSI, INC.

Dated: December 30, 2014	By:	/s/ Scott Carlock
Name: Scott Carlock
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release of Cosi, Inc., dated December 29, 2014	E